UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 5, 2010

CATALYST LIGHTING GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
1328 West Balboa Boulevard, Suite C Newport Beach, CA 92661 (Address of Principal Executive Offices and zip code)

(949) 903-0468
(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Revolving Note

On March 5, 2010, Catalyst Lighting Group, Inc., a Delaware corporation (“Company”), entered into a Revolving Promissory Note (the “Revolving Note”) with Woodman Management Corporation (“Woodman”).   Under the terms of the Revolving Note, Woodman agreed to advance to the Company, from time to time and at the request of the Company, amounts up to an aggregate of $250,000 until March 5, 2011.  All advances shall be paid on or before March 5, 2011 and interest shall accrue from the date of any advances on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of eight percent (8%) per annum, compounded annually.  The Company’s obligations under the Revolving Note will accelerate upon a bankruptcy event of the Company, any default by the Company of its payment obligations under the Revolving Note or the breach by the Company of any provision of any material agreement between the Company and the noteholder.  As of the date of the Revolving Note, $10,000 was deemed outstanding under the Revolving Note.  A copy of the Revolving Note is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number                                           Description

10.1	Revolving Promissory Note dated March 5, 2010 by and among Catalyst Lighting Group, Inc. and Woodman Management Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalyst Lighting Group, Inc.

Date:  March 10, 2010                                                                By:     /s/ ERIC STOPPENHAGEN
Eric Stoppenhagen
President